UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2014

FS Investment Corporation III

(Exact name of registrant as specified in its charter)

Maryland	814-01047	90-0994912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2014, the board of directors (the “Board”) of FS Investment Corporation III (the “Company”) increased the size of the Board and appointed Jeffrey K. Harrow, Michael J. Heller, Daniel J. Hilferty III and Peter G. Stanley as new members of the Board, effective as of such date. Messrs. Harrow, Heller, Hilferty and Stanley were each appointed to serve for a term expiring at the Company’s next annual meeting of stockholders.

Messrs. Harrow, Heller and Stanley were appointed to serve as members of the valuation committee of the Board, with Mr. Harrow being appointed as the chairman of such committee. Mr. Stanley was also appointed to serve as a member of the audit committee of the Board. Mr. Hilferty was appointed to serve as a member of the nominating and corporate governance committee of the Board.

Pursuant to the Company’s Amended and Restated Bylaws, the Board may modify the number of members of the Board. However, the number of directors may not be fewer than the minimum number required by the Maryland General Corporation Law or greater than twelve. With the appointment of Messrs. Harrow, Heller, Hilferty and Stanley, the size of the Board was increased from five to nine directors, six of whom are independent directors. The Company’s directors are elected annually for a term of one year, and serve until their successors are duly elected and qualified. None of Messrs. Harrow, Heller, Hilferty or Stanley has been elected to serve as a member of the Board pursuant to any agreement or understanding with the Company or any other person.

Messrs. Harrow, Heller, Hilferty and Stanley will receive director fees consistent with the Company’s director compensation arrangement.

For the 2014 calendar year, Franklin Square Holdings, L.P., the Company’s sponsor (“Franklin Square Holdings”), has obtained health insurance through Independence Blue Cross for the benefit of its employees and other service providers, including employees and service providers who provide services to funds sponsored by Franklin Square Holdings, such as the Company. Pursuant to an investment advisory and administrative services agreement, dated December 20, 2013, between the Company and FSIC III Advisor, LLC, the Company’s investment adviser (“FSIC III Advisor”), the Company will reimburse FSIC III Advisor for certain costs of administrative personnel who render services to the Company, subject to the terms and conditions of the agreement. Franklin Square Holdings expects that the aggregate premiums and other expenses associated with such health insurance will be approximately $1.2 million for the 2014 calendar year, a portion of which the Company expects will be reimbursed by the Company. Daniel J. Hilferty III, one of the Company’s directors, serves as the president and chief executive officer of Independence Blue Cross.

Set forth below is biographical information pertaining to Messrs. Harrow, Heller, Hilferty and Stanley:

Jeffrey K. Harrow, 56, has been chairman of Sparks Marketing Group, Inc. (“Sparks”) since 2001. Mr. Harrow is responsible for both operating divisions of Sparks, which includes Sparks Custom Retail and Sparks Exhibits & Environments, with offices throughout the United States and China. Sparks’ clients include a number of Fortune 500 companies. He also currently serves as a member of the board of directors of FS Investment Corporation and as the chairman of FS Investment Corporation’s nominating and corporate governance committee, and has presided in such roles since September 2010 and

September 2013, respectively. Prior to joining Sparks, Mr. Harrow served as president and chief executive officer of CMPExpress.com from 1999 to 2000. Mr. Harrow created the strategy that allowed CMPExpress.com to move from a Business-to-Consumer marketplace into the Business-to-Business sector. In 2000, Mr. Harrow successfully negotiated the sale of CMPExpress.com to Cyberian Outpost (NASDAQ ticker: COOL). From 1982 through 1998, Mr. Harrow was the president, chief executive officer and a director of Travel One, a national travel management company. Mr. Harrow was responsible for growing the company from a single office location to more than 100 offices in over 40 cities and to its rank as the 6th largest travel management company in the United States. Under his sales strategy, annual revenues grew from $8 million to just under $1 billion. During this time, Mr. Harrow purchased nine travel companies in strategic cities to complement Travel One’s organic growth. In 1998, Mr. Harrow and his partners sold Travel One to American Express. In addition to serving as a board member of Sparks, Mr. Harrow’s past directorships include service as a director of Cherry Hill National Bank, Hickory Travel Systems, Marlton Technologies, Ovation Travel Group and the Dean’s Board of Advisors of The George Washington University School of Business. Mr. Harrow is a graduate of The George Washington University School of Government and Business Administration, where he received his BBA in 1979.

Mr. Harrow has served in a senior executive capacity at various companies, as well as a member of various boards. His extensive service at various companies has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

Michael J. Heller, 49, is a shareholder at the law firm of Cozen O’Connor, P.C., where he currently serves as the firm’s president and chief executive officer, and has served in such capacity since January 1, 2013. Immediately prior to that, Mr. Heller was the president and executive partner of Cozen O’Connor, P.C. from October 2011 to December 2013. He also currently serves on the board of trustees of FS Energy and Power Fund and the boards of directors of FS Investment Corporation and FS Investment Corporation II and has presided in such roles since September 2010, May 2008 and February 2012, respectively. He also has served as the chairman of FS Energy and Power Fund’s nominating and corporate governance committee and as a member of its valuation committee since April 2011. Mr. Heller also serves as a member of FS Investment Corporation’s valuation committee and has presided in that role since December 2008. He is also chairman of FS Investment Corporation II’s nominating and corporate governance committee and has presided in that role since February 2012. Mr. Heller is a corporate and securities lawyer, whose practice is devoted to representing private equity and venture capital funds as well as counseling entrepreneurs and middle-market businesses in various corporate matters, including the structuring of capital-raising transactions and merger and acquisition transactions. Prior to becoming the president and chief executive officer of Cozen O’Connor, P.C., Mr. Heller was the chairman of the Business Law Department from January 2007, and he served as vice-chairman of Cozen O’Connor, P.C.’s Business Law Department from 2002 until January 2007. Mr. Heller has been a member of the board of directors of Beachbody, LLC since November 2012. In addition, Mr. Heller has been a member of the boards of directors of Cozen O’Connor, P.C. and Hanover Fire and Casualty Insurance Company, a privately held property and casualty insurance company, and a member of the board of trustees of Thomas Jefferson University Hospital since January 2007, May 2004 and July 2012, respectively. Mr. Heller received a B.S. in Accounting, summa cum laude, from The Pennsylvania State University, and a J.D., magna cum laude, from Villanova University, where he was a Law Review editor and a member of the Order of the Coif.

Mr. Heller has extensive experience in corporate and securities law matters and has represented various private equity and venture capital funds. Further, Mr. Heller serves on the boards of several private companies and civic and charitable organizations. These activities have provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

Daniel J. Hilferty III, 57, is the president and chief executive officer of Independence Blue Cross, a health insurer, and has presided in such capacity since December 2010. He previously served as the president of Independence Blue Cross’ health markets division from December 2009 to December 2010 and as the president and chief executive officer of AmeriHealth Mercy Family of Companies (now AmeriHealth Caritas), a managed-care company, from March 1996 to December 2009. Mr. Hilferty also currently serves on the boards of various private organizations, including as a member and vice chairman of the board of trustees of Saint Joseph’s University since June 2007 and June 2010, respectively, and as a member of the board of directors and chairman of the health policy and advocacy committee of Blue Cross Blue Shield Association since December 2010 and December 2013, respectively. Mr. Hilferty graduated from the American University Graduate School for Government and Public Administration with a Master’s in Public Administration and received his B.S. in Accounting at Saint Joseph’s University.

Mr. Hilferty’s extensive leadership experience provides him, in the opinion of the Board, with attributes that would be beneficial to the Company.

Peter G. Stanley, 71, is the chairman of the board of directors of Emerging Growth Equities, Ltd., an investment banking firm, and has presided in such capacity since January 2005. Mr. Stanley also serves as a director of J&J Snack Foods Corp., a food and beverage manufacturing and distributing company, and has presided in such role since 1983. He has also served as the chairman of the audit committee and as a member of the compensation committee of J&J Snack Foods Corp. Mr. Stanley previously served as Emerging Growth Equities, Ltd.’s vice chairman of the board from 1999 to 2005. He is also a member of the First Troop Philadelphia City Cavalry, a private military organization and is a trustee emeritus of Camp Tecumseh, a non-profit boys camp. Mr. Stanley served in the United States Army National Guard. Mr. Stanley is a graduate of Stonier Graduate School of Banking and received his B.A. in Economics from Dickinson College.

Mr. Stanley has extensive experience with public and private companies. His experience with these companies has provided him, in the opinion of the Board, with insight which is beneficial to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation III

Date: February 21, 2014	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer